SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

Commission File Number: 000-53750

EMERGING MEDIA HOLDINGS, INC.
(Name of Registrant in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	13-1026995 (I.R.S. Employer Identification No.)
225 Saddleworth Place Lake Mary, FL (Address of Principal Executive Offices)	32746 (Zip Code)
407-921-7032 (Issuer’s Telephone Number, Including Area Code)

1809 East Broadway Street, Suite 175
Ovieda, FL 32765
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2011, we completed the sale of three of our subsidiary companies, IM Media Alianti SRL, Analytic Media Group SA and Alkazar Media Services SRL
to Chiril Luchinsky in exchange for the assumption of the liabilities of the subsidiaries.

Item 3.02 Sale of Unregistered Equity Securities

On February 10, 2011, as part of the acquisition of Men’s Medical Corporation, Inc. (“MMC”), the Company has issued to the former shareholder of MMC, Saddleworth Ventures L.L.C., whose sole member is Chris Smith, the new President of the Registrant, a total of 1,000 Class A Preferred Shares having a preference upon liquidation and 25,000 votes per share giving Mr. Smith beneficial control of the registrant.

Section 5. Corporate Governance and Management

Item 5.01  Change in Control of Registrant

On February 10, 2011, Chris Smith obtained control of the Registrant by virtue of his acquisition of 1,000 Class A Preferred Shares which carry with them 25,000,000 votes in any shareholder meeting or by consent of the majority shareholder.  He obtained these Preferred Shares in exchange for all of the shares of Men’s Medical Corporation, Inc., now a wholly owned subsidiary of the Registrant.

Item 5.02 Departure of Directors and Certain Officers

On February 10, 2011, two of the directors, Chiril Luchinsky and Oxana Boico, resigned.  Mr. Boico also resigned as Chief Accounting Officer and Iurie Bordian, President resigned as President.

Replacing them, Chris Smith was appointed as a director and as President and Chief Accounting Officer.

Mr. Smith has served as the President of Men’s Medical Corporation, Inc. since August 6, 2010, inception. He has also been the Managing Member of Saddleworth Ventures LLC, a financial consulting firm, since March 30, 2006.  He graduated from Flagler College with a Bachelor of Arts degree in 1995 majoring in business and economics.  From 1995 until 2005 he worked for Chatfield Dean Securities Inc. which was acquired by Wachovia Securities. From 2005 until the formation of Saddleworth Ventures LLC, Mr. Smith worked as an independent financial consultant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

Dated: February 16, 2011

By:	/s/Chris Smith
Name:	Chris Smith
President